UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2011 (December 1, 2011)

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

	0-28-44 (Blue Ridge)	24-0854342 (Blue Ridge)
Pennsylvania	0-28-43 (Big Boulder)	24-0822326 (Big Boulder)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 1, 2011, Eldon D. Dietterick, Chief Financial Officer, Executive Vice President and Treasurer of Blue Ridge Real Estate Company and Big Boulder Corporation (together the “Companies”), notified the Companies’ Boards of Directors that he will be retiring effective December 31, 2011.  Mr. Dietterick has served as the Companies’ Chief Financial Officer, Executive Vice President and Treasurer since 2001.  He has been employed by the Companies since January 1985 in various other capacities.

(c)

 The Boards of Directors of the Companies, pursuant to the Companies’ Bylaws and in accordance with their Restated Articles of Incorporation, have appointed Cynthia A. Van Horn as Chief Financial Officer (“CFO”) and Treasurer of the Companies, effective January 1, 2012.  Mrs. Van Horn, age 47, has served as the Companies’ Controller since her appointment in October 1996.  From November 1995 until October 1996 Mrs. Van Horn was employed as the Companies’ Accounting Manager.  The Companies did not enter into any material plan, contract or arrangement with, and did not make a grant or award to Mrs. Van Horn in connection with Mrs. Van Horn’s appointment as CFO and Treasurer.

The Boards of Directors of the Companies, pursuant to the Companies’ Bylaws and in accordance with their Restated Articles of Incorporation, have appointed Richard T. Frey as Vice President and Chief Operating Officer (“COO”) of the Companies, effective on January 1, 2012.  Mr. Frey, age 60, has served as the Companies’ Vice President since his appointment in October 2001.  From 1992 until October 2001, Mr. Frey was employed as the Companies Director of Food Services at both the Jack Frost Mountain and Big Boulder Ski Areas.  The Companies did not enter into any material plan, contract or arrangement with, and did not make a grant or award to Mr. Frey in connection with Mr. Frey’s appointment as Vice President and COO.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: December 5, 2011	By: /s/ Bruce Beaty
Name: Bruce Beaty Title: President